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                                                                    EXHIBIT 15.1

December 15, 1999


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132

We are aware that Federal Express Corporation will be incorporating by reference in its previously filed Registration Statements No. 2-74000, 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-49411 and 333-80001 its
Report on Form 10-Q for the quarter ended November 30, 1999, which includes our report dated December 15, 1999 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered part of these registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                         Very truly yours,


                                         /s/ Arthur Andersen LLP
                                         ------------------------
                                         Arthur Andersen LLP